Exhibit 99.1

NEWS RELEASE

Contact:	Joe Calabrese
Investor Relations
Tel: 212-827-3772
Email: investor_relations@mflex.com

MFLEX ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

Acquisition by DSBJ Progressing and Expected to Close in Third Quarter 2016

Irvine, CA, May 5, 2016 – Multi-Fineline Electronix, Inc. (NASDAQ: MFLX), a leading global provider of high-quality, technologically advanced flexible printed circuits and assemblies, today reported financial results for its first quarter ended March 31, 2016. Net sales for first quarter 2016 were $101.2 million, compared to $149.1 million for the same period last year. The decline was mainly attributable to softness in the smartphone market. The Company’s largest customer represented 80 percent of total first quarter net sales.

Gross margin for the quarter was 1.6 percent, compared to 12.8 percent in the same period of the prior year. The decline was primarily due to lower overhead absorption and direct labor efficiencies as a result of the reduced net sales level.

First quarter 2016 operating expenses were $10.8 million, including $1.7 million of merger and acquisition-related expenses and $1.0 million of stock-based compensation expense. This compares to operating expenses of $9.7 million in the prior year period, which included a $1.2 million impairment and restructuring gain and $1.2 million of stock-based compensation expense.

First quarter 2016 net loss was $9.7 million, or $(0.40) per diluted share, compared to net income of $9.1 million, or $0.36 per diluted share, in the same period last year.

The Company continues to maintain a strong balance sheet with no debt, with cash and cash equivalents of $205.7 million at March 31, 2016. The Company used $0.6 million in cash flows from operating activities during the first quarter. Capital expenditures were $6.1 million in first quarter 2016.

Reza Meshgin, Chief Executive Officer of MFLEX commented, “Our first quarter net sales results were impacted by softness in the smartphone market. Despite the lower sales, we successfully managed working capital, maintaining a strong cash balance of $206 million. However, the reduced sales volume significantly impacted our profitability during the quarter.”

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Mr. Meshgin continued, “While we anticipate softness in demand within the smartphone market to continue in the second quarter, we expect a rebound in demand in the second half of the year based on anticipated new program ramps. Additionally, our previously announced merger with DSBJ is progressing, with closing expected to occur during the third quarter of 2016.”

Non-GAAP Results

Non-GAAP net loss for first quarter 2016 was $7.1 million, or $(0.29) per diluted share, compared to non-GAAP net income of $9.6 million, or $0.38 per diluted share, in the same period of the prior year. A reconciliation of GAAP net (loss) income and net (loss) income per share to non-GAAP net (loss) income and net (loss) income per share is provided in the table at the end of this press release.

Acquisition by DSBJ

The Company expects to close its previously announced acquisition by Suzhou Dongshan Precision Manufacturing Co., Ltd. (“DSBJ”) in third quarter 2016, subject to approval by MFLEX and DSBJ stockholders and the fulfillment of other required closing conditions, including antitrust review in the U.S., which has been completed; antitrust review in the People’s Republic of China (“PRC”), for which the PRC Ministry of Commerce Phase I review period expires on May 6, 2016; review and clearance by the Committee on Foreign Investment in the U.S. (“CFIUS”), the filing for which was accepted by CFIUS on May 3, 2016 which commenced a 30 day initial review period to be concluded on or about June 2, 2016 at which point CFIUS can decide to conclude its review with no further action, or to extend its review by an additional 45 days if CFIUS believes it needs additional time; and other customary closing conditions. MFLEX intends to hold its stockholder meeting to approve the transaction on June 17, 2016, and has been advised that DSBJ intends to hold its stockholders meeting to approve the transaction on May 12, 2016. Additional details regarding the transaction can be found in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2016.

About MFLEX

MFLEX (www.mflex.com) is a global provider of high-quality, technologically advanced flexible printed circuits and assemblies to the consumer electronics industry with manufacturing facilities in Suzhou, China. The Company provides a seamless, integrated end-to-end flexible printed circuit solution for customers, ranging from design and application engineering, prototyping and high-volume manufacturing to turnkey component assembly and testing. The Company targets its

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solutions within the consumer electronics market and, in particular, focuses on applications where flexible printed circuits are the enabling technology in achieving a desired size, shape, weight or functionality of an electronic device. Current applications for the Company’s products include smartphones, tablets, computer/data storage, portable bar code scanners, personal computers, wearables and other consumer electronic devices. MFLEX’s common stock is quoted on the Nasdaq Global Select Market under the symbol MFLX.

Forward-Looking Statements

This press release, and the documents to which the Company refers you in this communication, contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, plans, strategies, or objectives that are subject to change, and actual results may differ materially from the forward-looking statements. Without limiting the foregoing, the words “expect,” “plan,” “believe,” “seek,” “estimate,” “aim,” “intend,” “anticipate,” “believe,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements may involve known and unknown risks over which the Company has no control. Those risks include, without limitation (i) the risk that the proposed transaction by DSBJ may not be completed in a timely manner, or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy all of the closing conditions of the proposed transaction, including the adoption of the definitive agreement by the Company’s stockholders and the receipt of certain governmental and regulatory approvals in the U.S. and in the PRC, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, (iv) the effect of the announcement or pendency of the proposed transaction on the Company’s business, operating results, and relationships with customers, suppliers and others, (v) risks that the proposed transaction may disrupt the Company’s current plans and business operations, (vi) potential difficulties retaining employees as a result of the proposed transaction, (vii) risks related to the diverting of management’s attention from the Company’s ongoing business operations, and (viii) the outcome of any legal proceedings that have been or may be instituted against the Company related to the definitive agreement or the proposed transaction. In addition, the Company’s actual performance and results may differ materially from those currently anticipated due to a number of risks including, without limitation: (i) the conditions of markets generally and the industries in which

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the Company operates, including recent volatility in the Company’s key industry segments, (ii) the Company’s ability to diversify its product applications, expand its customer base, and enter into new market segments as a result of the proposed transaction, and (iii) other events and factors disclosed previously and from time to time in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, its definitive proxy statement on Schedule 14A filed on April 28, 2016, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law, the Company does not undertake to update these forward-looking statements to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. Beginning on May 18, 2016, the Company will mail or otherwise make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. Company stockholders and other investors are advised to carefully read these materials (including any amendments or supplements thereto) and any other relevant documents filed with the SEC in respect of the proposed transaction when they become available, as those documents will contain important information about the proposed transaction and the parties to the proposed transaction. Company stockholders and other investors may obtain free copies of the definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), along with other documents filed by the Company with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of the Company’s website (http://www.mflex.com).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants under SEC rules in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Information about the Company’s directors and executive officers and their interests in the solicitation, which may, in some cases, differ from those of the Company’s stockholders generally, are included in the definitive proxy statement filed with the SEC in connection with the

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proposed transaction and the Company’s 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2016, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. To the extent that holdings of the Company’s securities by the Company’s directors and executive officers have changed since the amounts printed in the latest proxy statement or Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31
	2016	2015
Net sales	$101,246	$149,099
Cost of sales	99,579	130,060

Gross profit	1,667	19,039
Operating expenses:
Research and development	1,169	1,374
Sales and marketing	3,094	3,967
General and administrative	6,532	5,492
Impairment and restructuring	(5)	(1,180)

Total operating expenses	10,790	9,653
Operating (loss) income	(9,123)	9,386
Other income and expense:
Interest income	440	354
Interest expense	(88)	(91)
Other income (expense), net	(719)	938

(Loss) income before income taxes	(9,490)	10,587
Provision for income taxes	256	1,491

Net (loss) income	$(9,746)	$9,096

Net (loss) income per share:
Basic	$(0.40)	$0.37
Diluted	$(0.40)	$0.36
Shares used in computing net (loss) income per share:
Basic	24,610	24,318
Diluted	24,610	25,101

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2016	December 31 2015
Cash and cash equivalents	$205,744	$214,234
Accounts receivable, net	61,059	80,142
Inventories	51,782	56,455
Other current assets	4,814	5,664

Total current assets	323,399	356,495
Property, plant and equipment, net	127,799	131,987
Other assets	12,812	12,978

Total assets	$464,010	$501,460

Accounts payable	$81,198	$106,902
Other current liabilities	23,698	26,044

Total current liabilities	104,896	132,946
Other liabilities	7,440	7,432
Stockholders’ equity	351,674	361,082

Total liabilities and stockholders’ equity	$464,010	$501,460

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Multi-Fineline Electronix, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31
	2016	2015
Net (loss) income	$(9,746)	$9,096
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities
Depreciation and amortization	9,838	11,474
Deferred taxes	32	(25)
Stock-based compensation expense	1,036	1,220
Asset impairments (recoveries)	(6)	(284)
Loss (gain) on disposal of equipment and assets held for sale	239	(1,096)
Changes in operating assets and liabilities	(2,034)	(214)

Net cash (used in) provided by operating activities	(641)	20,171
Cash flows from investing activities
Purchases of property and equipment	(6,106)	(3,890)
Proceeds from sale of equipment and assets held for sale	52	6,719

Net cash (used in) provided by investing activities	(6,054)	2,829
Cash flows from financing activities
Tax withholdings for net share settlement of equity awards	(1,904)	(78)

Net cash used in financing activities	(1,904)	(78)
Effect of exchange rate changes on cash	109	89

Net change in cash	(8,490)	23,011
Cash and cash equivalents at beginning of period	214,234	132,382

Cash and cash equivalents at end of period	$205,744	$155,393

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Multi-Fineline Electronix, Inc.

Selected Non-GAAP Financial Measures and Schedule Reconciling Selected Non-GAAP Financial Measures to Comparable GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31
	2016	2015
GAAP net (loss) income	$(9,746)	$9,096
Stock-based compensation expense	1,036	1,220
Impairment and restructuring	(5)	(1,180)
Merger and acquisition-related expenses	1,706	225
Income tax effect of non-GAAP adjustments	(100)	211

Non-GAAP net (loss) income	$(7,109)	$9,572

GAAP diluted (loss) income per share	$(0.40)	$0.36
Effect of stock-based compensation, net of tax on diluted (loss) income per share	0.04	0.05
Effect of impairment and restructuring, net of tax on diluted (loss) income per share	—	(0.04)
Effect of merger and acquisition-related expenses, net of tax on diluted (loss) income per share	0.07	0.01

Non-GAAP diluted (loss) income per share	$(0.29)	$0.38

Weighted-average diluted shares used in calculating non-GAAP diluted (loss) income per share	24,610	25,101

Use of Non-GAAP Financial Information

To supplement the condensed consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP financial measures (non-GAAP net (loss) income and non-GAAP diluted net (loss) income per share) that exclude certain charges and gains. Management excludes these items because it believes that the non-GAAP measures enhance an investor’s overall understanding of the Company’s financial performance and future prospects by being more reflective of the Company’s recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies’ financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The items excluded from GAAP net (loss) income and diluted net (loss) income per share in calculating these non-GAAP financial measures are as follows: (a) stock-based compensation expense, (b) impairment and restructuring activities and (c) merger and acquisition-related expenses.

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